Exhibit 10.45

Promissory Note

Amount US $ 1,700,000

FOR VALUE RECEIVED, the undersigned,

Farvision Education Group Inc. (“company”) promises to pay to

Ms. Fan Zhou to its order, the principal sum of US$ one million and seven hundred thousand dollars (US$1,700,000) in lawful money of Canada without interest with one year term starting on Mar 9, 2022, and the company has an option on the renewal term.

This promissory note and the rights, obligations and relations of the undersigned and the holder hereto shall be governed by and construed in accordance with the laws of the Province of Ontario (but without giving effect to the conflict of law rules thereof). The undersigned and the holder hereto agree that the Courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this promissory note.

The undersigned and the holder hereto do hereby attorn to the jurisdiction of the Courts of the Province of Ontario.

Farvision Education Group Inc.

Per: /s/ Yiu Bun Chan

Name: Yiu Bun Chan,

Title: Authorized Signed Officer

I have the authority to bind the Corporation

Per: /s/ Fan Zhou

Ms. Fan Zhou